UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2014

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2014, the registrant entered into an employment agreement with its Chief Financial Officer, David R. Pearce. Prior to entering into the Agreement, Mr. Pearce had also served as the registrant's Chief Financial Officer since August 2010, pursuant to a verbal agreement.

The terms and conditions of the agreement are set forth in Exhibit 10.78 attached hereto. Material terms include a base salary of $212,180, a performance bonus opportunity of up to 35% of base pay; fringe benefits comparable to those of other officers of the registrant; and in certain events of employment termination, an initial right to receive 12 months of base salary and, in certain cases, a prorated bonus payment.

Item 2.02 Results of Operations and Financial Condition.

On January 28, 2014, Dover Saddlery, Inc. projected preliminary revenues for the fourth quarter ended December 31, 2013, as summarized in a press release dated January 28, 2014. A copy of the press release is attached and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, the Compensation Committee of the registrant's Board of Directors, upon the recommendation of the registrant's chief executive officer, approved the terms and conditions of an employment agreement between the registrant and its Chief Financial Officer, David R. Pearce.

Except as set forth in the following paragraph, there have been no transactions or payments, and no material relationship between Mr. Pearce and the registrant; no arrangement or understanding between Mr. Pearce and any other persons regarding such employment agreement; and no family relationship between Mr. Pearce and any director of the registrant or any other officer of the registrant.

The terms and conditions of the agreement are set forth in Exhibit 10.78 attached hereto. Material terms include a base salary of $212,180, a performance bonus opportunity of up to 35% of base pay; fringe benefits comparable to those of other officers of the registrant; and in certain events of employment termination, an initial right to receive 12 months of base salary and, in certain cases, a prorated bonus payment.

Mr. Pearce's qualifications and experience are set forth in the registrant's Proxy Statement filed with the Commission on April 11, 2013.

Item 7.01 Regulation FD Disclosure.

On January 28, 2014, Dover Saddlery, Inc. projected preliminary revenues for the fourth quarter ended December 31, 2013, as summarized in a press release dated January 28, 2014. A copy of the press release is attached and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits 10.78 and 99.1 are attached hereto.

The information in Exhibit 99.1 submitted in this Report is and shall be deemed to furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information in this 8-K and in the press release attached as Exhibit 99.1 to this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook, the prospects for improved gross margins and profitability, continued revenue growth and strong consumer demand in the retail and direct channels, and the opening of new stores. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

January 28, 2014	By:	/s/ David R. Pearce

Name: David R. Pearce
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.78	CFO Pearce Employment Agreement Jan 2014
99.1	January 28, 2014 Press Release